Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pinnacle Financial Partners, Inc:

We consent to the incorporation by reference in the registration statements Nos. 333-49564, 333-68756, 333-114799, 333-124199, 333-132816, 333-135411, 333-147804, 333-148251, 333-158825 and 333-180865 on Form S-8 and No. 333-185566 on Form S-3 of Pinnacle Financial Partners, Inc. of our reports dated February 22, 2013, with respect to the consolidated balance sheets of Pinnacle Financial Partners, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Pinnacle Financial Partners, Inc.

 /s/ KPMG LLP

Nashville, Tennessee
February 22, 2013